                                                                    EXHIBIT 99.1

INVESTOR CONTACT
John Pitt
Instinet Group Incorporated
212 310 7481
john.pitt@instinet.com

MEDIA CONTACT
Stephen Austin
Instinet Group Incorporated
212 310 4037
stephen.austin@instinet.com

               INSTINET ANNOUNCES FOURTH QUARTER AND 2003 RESULTS

NEW YORK, January 22, 2004 - Instinet Group Incorporated (Nasdaq: INGP) today announced a net loss of $38 million or $(0.12) per share for the fourth quarter of 2003. This included a pre-tax restructuring charge of $60 million, a $22 million impairment charge on the write-down of intangible assets, a net investment gain of $10 million and an insurance recovery of $2.5 million. Excluding these items and the related tax effect, pro forma operating income was $5 million, or $0.01 per share, for the fourth quarter of 2003.(1)

The 2003 fourth quarter results improved from a net loss of $112 million, or $(0.34) per share, for the fourth quarter of 2002, which included a $62 million restructuring charge and a net investment write-down of $20 million. Excluding these items and the related tax effect, the pro forma operating loss was $10 million, or $(0.03) per share for the fourth quarter of 2002.(1)

For the year ended December 31, 2003, the net loss was $74 million or $(0.22) per share, compared to a net loss of $735 million, or $(2.71) per share for the year ended December 31, 2002.(2) Excluding restructuring charges, intangible asset impairment charges, investment gains or losses and insurance recoveries, pro forma operating earnings per share for 2003 was $0.00 compared to a loss of $(0.03) in 2002.(1)

Edward J. Nicoll, Chief Executive Officer of Instinet Group, commented: "During the past quarter, we made steady progress in building our market share and overall trading volume relative to the previous quarter, and improved our financial performance from last year's fourth quarter. Perhaps most significantly, we remain focused on reaping the benefits of the worldwide trend towards greater efficiency and transparency in equities trading. More than ever, our customers are counting on our unconflicted, low-cost products and services."

---------------------------
(1) See tables titled "Reconciliation of Pro Forma Operating Results for 4Q03".

(2) Unless otherwise specified, financial results and statistical information referred to in this release include data for Inet Holding Company, Inc. (formerly Island Holding Company, Inc.) following the closing of our acquisition of Island on September 20, 2002

                                   Instinet/1

BUSINESS TRENDS

- Our clients traded 37.2 billion U.S. equity shares through Instinet Group's subsidiaries in the fourth quarter of 2003, up 1% from 36.7 billion shares executed in the fourth quarter of 2002, and up 9% from 34.2 billion shares executed in the third quarter of 2003. The increase versus the third quarter of 2003 was due to the combination of increased market share and higher overall average daily market volumes in the fourth quarter.

- U.S. equity shares executed through Instinet Group's subsidiaries during the fourth quarter of 2003 consisted of 32.0 billion NASDAQ-listed shares and 5.2 billion U.S. exchange-listed shares.

- Our share of total U.S. equity volume was 15.9% in the fourth quarter of 2003, compared to 16.1% in the fourth quarter of 2002 and 14.7% in the third quarter of 2003.

- Our share of NASDAQ-listed equity volume was 28.5% in the fourth quarter, and our share of U.S. exchange-listed equity volume was 4.2%.

FINANCIAL PERFORMANCE

Revenues

Instinet Group's total revenues for the fourth quarter of 2003 were $296 million, up 9% from the third quarter of 2003.

Transaction fee revenue for the fourth quarter of 2003 was $280 million, up 4% from the third quarter of 2003. Our net equity transaction fee revenue was $162 million up 4% from the third quarter of 2003.(1)

During the fourth quarter, Instinet Group recorded an unrealized net investment gain of $10 million due to an increase in the carrying value of the company's strategic investments.

Expenses

Instinet Group's total expenses for the fourth quarter of 2003 were $353 million, up from $267 million from the third quarter of 2003.

Total pro forma operating expenses for the fourth quarter of 2003 were $274 million, up 2% from the third quarter of 2003.(1)

- Compensation and benefits expense was $51 million in the fourth quarter of 2003, comparable to the previous quarter.

- Brokerage, clearing and exchange fees were $37 million, up 5% from the previous quarter, primarily due to higher routed transaction volumes.

- Communications and equipment expense was $21 million, down 16% from the previous quarter, primarily due to lower market data and client communications costs.

- Depreciation and amortization expense was $19 million, down 17% from the previous quarter, primarily due to lower depreciation of leasehold improvements associated with reduced space needs, and lower amortization of intangible assets.

                                   Instinet/2

- Professional fees were $9 million, up 50% from the previous quarter, primarily due to increased consultant and other professional fees.

- Marketing and business development expense was $7 million, up $4 million from the previous quarter, primarily from higher advertising costs.

- Other expenses were $5 million, down 20% from the third quarter of 2003, due to lower bad debt expense.

Balance Sheet

At December 31, 2003, Instinet Group had net cash (cash and cash equivalents and securities owned less short-term borrowings) of approximately $775 million, tangible net assets of approximately $890 million, and shareholders' equity of approximately $972 million. There were approximately 331 million shares of common stock outstanding.

Instinet Group's Chief Financial Officer, John F. Fay, commented: "During the quarter we increased both trading volume and market share and continued to aggressively pursue cost and operating efficiencies. Our balance sheet remains strong with net cash having increased 22% to $775 million during the quarter. We are well-positioned financially to serve our customers in 2004."

STRATEGIC DEVELOPMENTS

During the quarter, Instinet Group continued to make progress on our plan to separate Instinet, the Institutional Broker, and INET.

Instinet, the Institutional Broker ("Instinet"), is a value-added broker that serves institutions around the world. Its products and services are designed to improve both the trading efficacy and investment performance of our clients. Instinet's value to its clients includes:

- Direct, efficient and unbiased access to U.S. and global equity markets, as well as the opportunity to trade directly with other Instinet clients.

- Sophisticated trading expertise and advanced technological tools designed to make it easier to manage increasingly complex global equity trading strategies.

-    Unconflicted trading based on a pure agency business model.

Instinet's trading platform is designed to make it easier for institutions to trade large blocks of shares with low market impact. Two key features for U.S. equity trading, currently being launched, include:

     - CBX ("Continuous Block Crossing") is a block-matching system with minimum order and trade-size parameters to better facilitate block trading. Institutional clients can trade directly with each other, or use advanced order functionality and routing technologies to intelligently trade orders in other market venues.

     - Proactive SmartRouter enables clients, in addition to routing marketable orders to the best available execution option, to post orders and manage order display in more than one venue at the same time. It reduces the opportunity cost of posting an order in one

                                   Instinet/3
         liquidity pool at the risk of missing the potential for price and size improvement in another liquidity pool.

INET is an alternative trading system into which we are consolidating the order flow of our two ECNs -- the Instinet ECN and Island ECN. We are in the process of implementing this consolidation, and expect it to be substantially complete by the end of the first quarter of 2004.

INET offers matching and routing services to its U.S.-registered broker-dealer subscribers, and provides access to one of the largest liquidity pools in NASDAQ-listed equities. It employs a stable and scalable technology infrastructure that enables speed and reliability while allowing the system to operate at low cost. INET provides its clients with access to other U.S. trading venues utilizing Instinet's SmartRouter technology.

INET took a number of steps during the quarter to build market share and strengthen its competitive position. As part of the ongoing effort to build internal matched volume, it rolled out a routing initiative, including price incentives, for orders routed in NASDAQ-listed securities to other trading venues through Instinet's SmartRouter. INET also announced that it intended to participate in NASDAQ's SuperMontage electronic trading platform, and to make available Instinet's SmartRouter to SuperMontage participants.

For the fourth quarter, Instinet Group recorded a charge of $60 million related to the reduction of workforce by approximately 185 employees (or approximately 15% of full-time employees), expected to be substantially completed by July 2004, and the consolidation of the company's office space, which accounts for a significant portion of the charge. This cost-reduction is primarily due to the strategic decisions related to the separation of Instinet and INET, and the company's ongoing efforts to streamline its operations.

With these and other initiatives, Instinet Group is positioning its businesses to thrive in the highly competitive environments in which it operates, and serve the needs of investors with technologically advanced, low-cost products and services.

Instinet Group also recorded a $22 million charge for the impairment of intangible assets, related primarily to certain Island technology assets that were capitalized in 2002 as part of the company's acquisition of Island ECN. The impairment charge is based on the application of annual impairment tests prescribed by current accounting standards.

WEBCAST

Instinet will webcast a conference call to discuss its fourth quarter results at 11:00 a.m. New York time today at http://www.investor.instinet.com. A replay will be available at the same address following the call.

                                   Instinet/4

ABOUT INSTINET GROUP

Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Instinet Group is part of the Reuters family of companies.

Through our electronic platforms, our customers can access other U.S. trading venues as well as securities markets throughout the world, including stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. We act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

                                      # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C) 2004 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet is part of the Reuters family of companies.

Instinet, LLC (formerly Instinet Corporation and now branded Instinet, the Institutional Broker, member NASD/SIPC), INET ATS, Inc. (formerly The Island ECN, Inc. and now branded INET, member NASD/CSE/SIPC) and Instinet Clearing Services, Inc. (member NASD/SIPC) and the Inet Holding Company, Inc. are subsidiaries of Instinet Group Incorporated.

System response times may vary for a number of reasons including market conditions, trading volumes and system performance.

This news release may be deemed to include forward-looking statements relating to Instinet Group. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and other documents filed with the SEC and available on the Company's website. Certain information regarding trading volumes is also included in Instinet Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and on the Company's website at www.instinetgroup.com. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.

                                   Instinet/5

INSTINET GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                                                          THREE MONTHS ENDED                     YEARS ENDED
                                                                DECEMBER 31,  SEPTEMBER 30,  DECEMBER 31,        DECEMBER 31,
                                                                -----------------------------------------  -------------------------
                                                                    2003           2003          2002         2003          2002
                                                                -----------------------------------------  -------------------------
REVENUE
Transaction fees                                                $   279,708   $    268,210   $   278,441   $1,079,051   $ 1,078,172
Interest                                                              5,899          4,931         8,546       23,828        40,137
Investments                                                          10,268           (667)      (19,878)      (9,236)      (59,109)
                                                                ----------------------------------------   ------------------------
    TOTAL REVENUES                                                  295,875        272,474       267,109    1,093,643     1,059,200

EXPENSES
Compensation and benefits                                            51,079         51,450        60,745      227,262       281,761
Soft dollar and commission recapture                                 58,817         54,894        50,161      212,373       217,314
Broker-dealer rebates                                                54,507         53,552        56,601      217,109       124,399
Brokerage, clearing and exchange fees                                37,275         35,553        36,994      140,299       149,521
Communications and equipment                                         20,890         24,917        36,604      108,144       125,720
Depreciation and amortization                                        18,500         22,408        24,659       88,516        78,424
Occupancy                                                            12,122         12,567        16,158       54,322        55,528
Professional fees                                                     8,611          5,739         7,820       27,916        24,594
Marketing and business development                                    7,483          2,958         3,756       16,702        17,094
Other                                                                 4,583          5,728        16,559       26,578        58,984
Restructuring                                                        59,497              -        62,405       59,497       120,800
Goodwill and intangible assets impairment                            21,668              -             -       21,668       551,991
Insurance recovery of fixed assets lost                              (2,492)        (2,989)            -      (10,481)            -
                                                                ----------------------------------------   ------------------------
    TOTAL EXPENSES                                                  352,540        266,777       372,462    1,189,905     1,806,130
                                                                ----------------------------------------   ------------------------

   Income (loss) from continuing operations before income
   taxes, discontinued operations and cumulative effect of
   change in accounting principle                                   (56,665)         5,697      (105,353)     (96,262)     (746,930)
   Income tax (benefit) provision                                   (18,331)         1,652         6,690      (22,454)      (53,088)
                                                                ----------------------------------------   ------------------------
   Income (loss) from continuing operations before
   discontinued operations and cumulative effect of change in
   accounting principle                                             (38,334)         4,045      (112,043)     (73,808)     (693,842)

Discontinued operations:
   Loss from operations of fixed income business, net of tax              -              -          (160)           -       (22,746)
                                                                ----------------------------------------   ------------------------
   Income (loss) before cumulative effect of change in
   accounting principle                                             (38,334)         4,045      (112,203)     (73,808)     (716,588)
   Cumulative effect of change in accounting principle, net of
   tax                                                                    -              -             -            -       (18,642)
                                                                ----------------------------------------   ------------------------
    NET (LOSS) INCOME                                           $   (38,334)  $      4,045   $  (112,203)  $  (73,808)  $  (735,230)
                                                                ========================================   ========================

NET (LOSS) INCOME PER SHARE - BASIC & DILUTED
   Income (loss) from continuing operations                     $     (0.12)  $       0.01   $     (0.34)  $    (0.22)  $     (2.56)
Discontinued operations:
   Loss from operations of fixed income business, net of tax              -              -             -            -         (0.08)
                                                                ----------------------------------------   ------------------------
   Income (loss) before cumulative effect of change in
   accounting principle                                               (0.12)          0.01         (0.34)       (0.22)        (2.64)
   Cumulative effect of change in accounting principle, net of
   tax                                                                    -              -             -            -         (0.07)
                                                                ----------------------------------------   ------------------------
    NET (LOSS) INCOME PER SHARE                                 $     (0.12)  $       0.01   $     (0.34)  $    (0.22)  $     (2.71)
                                                                ========================================   ========================

Weighted average shares outstanding - basic                         330,937        330,893       329,933      330,859       271,542
Weighted average shares outstanding - diluted                       330,937        332,289       329,933      330,859       271,542

Note: Results for Island Holding Company, Inc. are included subsequent to
9/20/02.

INSTINET GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                                                 Q4           Q3           Q2           Q1
                                                             ---------    ---------    ---------    ---------
                                                                2003         2003         2003         2003
                                                             ------------------------------------------------
REVENUE
Transaction fees                                             $ 279,708    $ 268,210    $ 275,909    $ 255,224
Interest                                                         5,899        4,931        6,651        6,347
Investments                                                     10,268         (667)       2,841      (21,678)
                                                             ---------    ---------    ---------    ---------
     TOTAL REVENUES                                            295,875      272,474      285,401      239,893

EXPENSES
Compensation and benefits                                       51,079       51,450       60,749       63,984
Soft dollar and commission recapture                            58,817       54,894       49,604       49,058
Broker-dealer rebates                                           54,507       53,552       58,630       50,420
Brokerage, clearing and exchange fees                           37,275       35,553       33,446       34,025
Communications and equipment                                    20,890       24,917       31,617       30,720
Depreciation and amortization                                   18,500       22,408       23,534       24,074
Occupancy                                                       12,122       12,567       13,175       16,458
Professional fees                                                8,611        5,739        7,228        6,338
Marketing and business development                               7,483        2,958        3,480        2,781
Other                                                            4,583        5,728        8,407        7,860
Restructuring                                                   59,497            -            -            -
Goodwill and intangible assets impairment                       21,668            -            -            -
Loss of fixed assets at World Trade Center                           -            -            -            -
Insurance recovery of fixed assets lost                         (2,492)      (2,989)           -       (5,000)
                                                             ---------    ---------    ---------    ---------
     TOTAL EXPENSES                                            352,540      266,777      289,870      280,718
                                                             ---------    ---------    ---------    ---------

   Income (loss) from continuing operations before
   income taxes, discontinued operations and cumulative
   effect of change in accounting principle                    (56,665)       5,697       (4,469)     (40,825)
   Income tax (benefit) provision                              (18,331)       1,652          732       (6,507)
                                                             ---------    ---------    ---------    ---------
   Income (loss) from continuing operations before
   discontinued operations and cumulative effect of
   change in accounting principle                              (38,334)       4,045       (5,201)     (34,318)

Discontinued operations:
   Loss from operations of fixed income business                     -            -            -            -
   Income tax benefit                                                -            -            -            -
                                                             ---------    ---------    ---------    ---------
   Income (loss) before cumulative effect of change in
   accounting principle                                        (38,334)       4,045       (5,201)     (34,318)
   Cumulative effect of change in accounting principle,
   net of tax                                                        -            -            -            -
                                                             ---------    ---------    ---------    ---------
     NET (LOSS) INCOME                                       $ (38,334)   $   4,045    $  (5,201)   $ (34,318)
                                                             =========    =========    =========    =========

Basic and diluted:
                                                             ---------    ---------    ---------    ---------
     EARNINGS (LOSS) PER SHARE                               $   (0.12)   $    0.01    $   (0.02)   $   (0.10)
                                                             =========    =========    =========    =========

                                                                 Q4           Q3           Q2           Q1           Q4
                                                             ---------    ---------    ---------    ---------    ---------
                                                                2002         2002         2002         2002         2001
                                                             ------------------------------------------------    ---------
REVENUE
Transaction fees                                             $ 278,441    $ 263,917    $ 269,933    $ 265,881    $ 319,219
Interest                                                         8,546       10,699       11,958        8,934       11,562
Investments                                                    (19,878)     (20,336)     (13,181)      (5,714)      17,817
                                                             ---------    ---------    ---------    ---------    ---------
     TOTAL REVENUES                                            267,109      254,280      268,710      269,101      348,598

EXPENSES
Compensation and benefits                                       60,745       63,809       70,989       86,218       83,996
Soft dollar and commission recapture                            50,161       51,824       61,738       53,591       58,174
Broker-dealer rebates                                           56,601       39,004       25,503        3,291            -
Brokerage, clearing and exchange fees                           36,994       42,079       33,767       36,681       40,364
Communications and equipment                                    36,604       26,620       29,187       33,309       32,872
Depreciation and amortization                                   24,659       16,712       17,930       19,123       21,269
Occupancy                                                       16,158       12,223       13,595       13,552       11,587
Professional fees                                                7,820        5,110        6,646        5,018        7,880
Marketing and business development                               3,756        2,451        7,480        3,407        2,739
Other                                                           16,559        9,899       16,852       15,674       13,742
Restructuring                                                   62,405          955       42,410       15,030        1,557
Goodwill and intangible assets impairment                            -      551,991            -            -            -
Loss of fixed assets at World Trade Center                           -            -            -            -          818
Insurance recovery of fixed assets lost                              -            -            -            -       (1,472)
                                                             ---------    ---------    ---------    ---------    ---------
     TOTAL EXPENSES                                            372,462      822,677      326,097      284,894      273,526
                                                             ---------    ---------    ---------    ---------    ---------

   Income (loss) from continuing operations before
   income taxes, discontinued operations and cumulative
   effect of change in accounting principle                   (105,353)    (568,397)     (57,387)     (15,793)      75,072
   Income tax (benefit) provision                                6,690      (39,958)     (14,117)      (5,703)      26,662
                                                             ---------    ---------    ---------    ---------    ---------
   Income (loss) from continuing operations before
   discontinued operations and cumulative effect of
   change in accounting principle                             (112,043)    (528,439)     (43,270)     (10,090)      48,410

Discontinued operations:
   Loss from operations of fixed income business                  (412)           -      (23,581)      (9,775)      (4,535)
   Income tax benefit                                              252            -        6,946        3,824        1,844
                                                             ---------    ---------    ---------    ---------    ---------
   Income (loss) before cumulative effect of change in
   accounting principle                                       (112,203)    (528,439)     (59,905)     (16,041)      45,719
   Cumulative effect of change in accounting principle,
   net of tax                                                        -            -            -      (18,642)           -
                                                             ---------    ---------    ---------    ---------    ---------
     NET (LOSS) INCOME                                       $(112,203)   $(528,439)   $ (59,905)   $ (34,683)   $  45,719
                                                             =========    =========    =========    =========    =========

Basic and diluted:
                                                             ---------    ---------    ---------    ---------    ---------
     EARNINGS (LOSS) PER SHARE                               $   (0.34)   $   (2.05)   $   (0.24)   $   (0.14)   $    0.18
                                                             =========    =========    =========    =========    =========

Note: Results for Island Holding Company, Inc. are included subsequent to
9/20/02.

INSTINET GROUP INCORPORATED
CONSOLIDATED STATISTICAL DATA
(Unaudited)

The following table presents key transaction volume information, as well as certain other operating information.

                                                                                                    THREE MONTHS ENDED
                                                                                        DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                                                        --------------------------------------------
                                                                                            2003           2003            2002
                                                                                        --------------------------------------------
Total U.S. equity share volume (millions) 1, 2                                               234,554         231,762        228,692
Instinet's U.S. equity share volume (millions) 1, 2                                           37,209          34,168         36,771
Instinet's share of total U.S. equity share volume 1, 2                                         15.9%           14.7%          16.1%
                                                                                        -------------------------------------------

Total Nasdaq-listed equity share volume (millions) 2                                         112,636         110,672        105,116
Instinet's Nasdaq-listed equity share volume (millions) 2                                     32,048          29,345         31,182
Instinet's share of total Nasdaq-listed equity share volume 2                                   28.5%           26.5%          29.7%
                                                                                        -------------------------------------------

Total U.S. exchange-listed equity share volume (millions) 2                                  121,918         121,091        123,576
Instinet's U.S. exchange-listed equity share volume (millions) 2                               5,160           4,823          5,589
Instinet's share of total U.S. exchange-listed equity share volume 2                             4.2%            4.0%           4.5%
                                                                                        -------------------------------------------

Instinet's U.S. equity transaction volume (thousands)                                         77,910          74,634         64,673
Instinet's non-U.S. equity transaction volume (thousands)                                      1,545           1,320          1,330
                                                                                        -------------------------------------------
Instinet's total equity transaction volume (thousands)                                        79,455          75,954         66,003
                                                                                        -------------------------------------------

Instinet's average U.S. equity transaction size (shares per transaction)                         478             458            569
Instinet's average equity transactions per day (thousands)                                     1,217           1,204          1,031
                                                                                        -------------------------------------------

Transaction fees from U.S. equities (thousands)                                         $    232,619   $     225,962   $    232,738
Transaction fees from non-U.S. equities (thousands)                                           47,089          42,248         45,703
                                                                                        -------------------------------------------
Total equity transaction fees (thousands)                                               $    279,708   $     268,210   $    278,441

Net transaction fees from U.S. equities (thousands) (non-GAAP financial measure) 3      $    129,991   $     126,497   $    133,547
Net transaction fees from non-U.S. equities (thousands) (non-GAAP financial measure) 3        32,007          29,173         34,635
                                                                                        -------------------------------------------
Total net equity transaction fees (thousands) (non-GAAP financial measure) 3            $    161,998   $     155,670   $    168,182

Instinet's average equity transaction fee revenue per share 4                           $     0.0031   $      0.0033   $     0.0032

Instinet's average net equity transaction fee revenue per share
 (non-GAAP financial measure) 3, 4                                                      $     0.0017   $      0.0018   $     0.0018
                                                                                        -------------------------------------------

Full time employees at period end                                                              1,210           1,259          1,474

                                                                                              PERCENTAGE CHANGE
                                                                                        -----------------------------
                                                                                          DECEMBER 31, 2003 VERSUS:
                                                                                        -----------------------------
                                                                                        SEPT 30, 2003    DEC 31, 2002
                                                                                        -----------------------------
Total U.S. equity share volume (millions) 1, 2                                               1.20%           2.56%
Instinet's U.S. equity share volume (millions) 1, 2                                          8.90%           1.19%
Instinet's share of total U.S. equity share volume 1, 2


Total Nasdaq-listed equity share volume (millions) 2                                         1.78%           7.15%
Instinet's Nasdaq-listed equity share volume (millions) 2                                    9.21%           2.78%
Instinet's share of total Nasdaq-listed equity share volume 2


Total U.S. exchange-listed equity share volume (millions) 2                                  0.68%          -1.34%
Instinet's U.S. exchange-listed equity share volume (millions) 2                             6.98%          -7.68%
Instinet's share of total U.S. exchange-listed equity share volume 2


Instinet's U.S. equity transaction volume (thousands)                                        4.39%          20.47%
Instinet's non-U.S. equity transaction volume (thousands)                                   17.04%          16.16%

Instinet's total equity transaction volume (thousands)                                       4.61%          20.38%


Instinet's average U.S. equity transaction size (shares per transaction)                     4.32%         -16.00%
Instinet's average equity transactions per day (thousands)                                   1.13%          18.07%


Transaction fees from U.S. equities (thousands)                                              2.95%          -0.05%
Transaction fees from non-U.S. equities (thousands)                                         11.46%           3.03%

Total equity transaction fees (thousands)                                                    4.29%           0.46%

Net transaction fees from U.S. equities (thousands) (non-GAAP financial measure) 3           2.76%          -2.66%
Net transaction fees from non-U.S. equities (thousands) (non-GAAP financial measure) 3       9.71%          -7.59%

Total net equity transaction fees (thousands) (non-GAAP financial measure) 3                 4.07%          -3.68%

Instinet's average equity transaction fee revenue per share 4                               -6.06%          -3.13%
Instinet's average net equity transaction fee revenue per share
 (non-GAAP financial measure) 3, 4                                                          -5.56%          -5.56%


Full time employees at period end                                                           -3.89%         -17.91%

-----------------

(1) U.S. shares consist of shares of U.S exchange-listed and Nasdaq-listed stocks.

(2) For a description of how we calculate our share volumes, see - "Nasdaq Volume Calculations" and "Calculation of Instinet ATS and Island ATS Volume Combined Volumes" in our Annual Report on Form 10-K for the year ended December 31, 2002.

(3) Our net equity transaction fee revenues are calculated by subtracting the soft dollar and commission recapture expenses and broker-dealer rebates from the related equity transaction fees. GAAP requires us to add our soft dollar and commission recapture expenses and broker-dealer rebates, dollar-for-dollar, to related equity transaction fee revenues.

(4) Average transaction fee revenue is calculated by dividing transaction fee revenue for the buy and sell side of each transaction by total share volume.

(5) Represents Instinet Group Incorporated volume from all sources, including the Island ECN subsequent to 09/20/02 and Instinet Corporation.

INSTINET GROUP INCORPORATED
CUSTOMER OPERATING DATA (1)
(Unaudited)

                                                                                Q4           Q3           Q2           Q1
                                                                            ----------   ----------   ----------   ----------
                                                                               2003         2003         2003         2003
                                                                            -------------------------------------------------
INSTINET, THE INSTITUTIONAL BROKER
   A. US EQUITIES
      Average daily volume (million shares)                                         99           91           87           83
      Amount charged to client per share (2)                                $   0.0130   $   0.0148   $   0.0144   $   0.0141

   B. NON-US EQUITIES
      Average daily consideration (millions) (3)                            $      609   $      649   $      666   $      783
      Average basis points charged to client per consideration traded (3)          5.9          6.2          5.7          5.1

INET
   MATCHED AVERAGE DAILY VOLUME (4)

     NASDAQ-listed equity share volume (million shares)                            390          389          444          380
      Share of total market                                                       22.1%        22.5%        24.8%        26.1%

     U.S. exchange-listed equity share volume (million shares)                      43           40           45           48
      Share of total market                                                        2.3%         2.1%         2.2%         2.5%

     U.S. total equity share volume (million shares) (5)                           433          429          489          428
      Share of total market                                                       11.8%        11.9%        12.8%        12.8%

                                                                                Q4           Q3           Q2           Q1
                                                                            ----------   ----------   ----------   ----------
                                                                               2002         2002         2002         2002
                                                                            -------------------------------------------------
INSTINET, THE INSTITUTIONAL BROKER
   A. US EQUITIES
      Average daily volume (million shares)                                         85           88           90          100
      Amount charged to client per share (2)                                $   0.0150   $   0.0154   $   0.0168   $   0.0176

   B. NON-US EQUITIES
      Average daily consideration (millions) (3)                            $      751   $      936   $      874   $      940
      Average basis points charged to client per consideration traded (3)          5.5          5.6          5.8          5.9

INET
   MATCHED AVERAGE DAILY VOLUME (4)

     NASDAQ-listed equity share volume (million shares)                            450          313          208          155
      Share of total market                                                       27.4%        18.2%        11.4%         8.5%

     U.S. exchange-listed equity share volume (million shares)                      47           17            6            8
      Share of total market                                                        2.4%         0.8%         0.4%         0.5%

     U.S. total equity share volume (million shares) (5)                           497          330          214          163
      Share of total market                                                       13.9%         8.8%         6.1%         4.6%

-------------------

(1) For a description of how we calculate our share volumes, see - "Nasdaq Volume Calculations" and "Calculation of Instinet ATS and Island ATS Volume Combined Volumes" in our Annual Report on Form 10-K for the year ended December 31, 2002.

(2) Net of soft dollar and commission recapture expenses and broker-dealer rebates.

(3) Commissions on European and Asian transactions are calculated as a percentage (i.e., basis points) of the total value (i.e., consideration of the transaction) (price times number of shares).

(4) Matched volume reflects transactions where the buyer and seller are matched on INET.

(5) U.S. shares consist of shares of exchange-listed and Nasdaq-listed stocks.

INSTINET GROUP INCORPORATED
RECONCILIATION OF PRO FORMA OPERATING RESULTS FOR 4Q03

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financial measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financial measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below:

(1) Management reviews adjusted operating income, in addition to GAAP financial results. This non-GAAP financial measurement excludes non-operating items, which by their nature, management does not consider to be a true reflection of the operating results and financial performance of our business. These non-operating charges are investment gains and losses, charges related to our cost reduction initiatives, goodwill impairment, fixed assets losts at the World Trade Center and related insurance recoveries, and the related tax effects of those items. The following schedule reconciles our operating income to our GAAP financial results:

                                                                                          THREE MONTHS ENDED
                                                                              DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                                              -------------------------------------------
                                                                                  2003            2003           2002
                                                                              -------------------------------------------
Total revenues, as reported                                                   $    295,875   $     272,474   $    267,109
Less: Investments                                                                  (10,268)            667         19,878
                                                                              -------------------------------------------
Pro forma revenues                                                                 285,607         273,141        286,987
                                                                              -------------------------------------------

Total expenses, as reported                                                        352,540         266,777        372,462
Less: Severance included in compensation and benefits                                    -            (602)             -
Less: Real estate abandonement costs included in occupancy                               -               -              -
Less: Restructuring                                                                (59,497)              -        (62,405)
Less: Goodwill and intangible assets impairment                                    (21,668)              -              -
Add: Insurance recovery of fixed assets at the World Trade Center                    2,492           2,989              -
                                                                              -------------------------------------------
Pro forma operating expenses                                                       273,867         269,164        310,057
                                                                              -------------------------------------------

                                                                              -------------------------------------------
Pro forma income (loss) before income taxes                                         11,740           3,977        (23,070)
                                                                              -------------------------------------------

Income tax (benefit) provision, as reported                                        (18,331)          1,652          6,690
Tax effect of pro forma adjustments                                                 25,426            (429)       (19,773)
                                                                              -------------------------------------------
Pro forma provision for income taxes                                                 7,095           1,223        (13,083)
                                                                              -------------------------------------------

Net income (loss), as reported                                                     (38,334)          4,045       (112,203)
Add: Loss from operations of fixed income business, net of tax effect                    -               -            160
Add: Cumulative effect of change in accounting principle, net of tax effect              -               -              -
Net effect of pro forma adjustments                                                 42,979          (1,291)       102,056
                                                                              -------------------------------------------
Pro forma net income (loss)                                                   $      4,645   $       2,754   $     (9,987)
                                                                              -------------------------------------------

Earnings (loss) per share - basic and diluted, as reported                    $      (0.12)  $        0.01   $      (0.34)
Loss from operations of fixed income business, net of tax effect                         -               -              -
Cumulative effect of change in accounting principle, net of tax effect                   -               -              -
Net effect of pro forma adjustments                                                   0.13               -           0.31
                                                                              -------------------------------------------
Pro forma earnings (loss) per share - basic and diluted                       $       0.01   $        0.01   $      (0.03)
                                                                              -------------------------------------------

Weighted average shares outstanding - basic                                        330,937         330,893        329,933
Weighted average shares outstanding - diluted                                      330,937         332,289        329,933

                                                                                      YEAR ENDED
                                                                              DECEMBER 31,   DECEMBER 31,
                                                                              ---------------------------
                                                                                  2003           2002
                                                                              ---------------------------
Total revenues, as reported                                                   $  1,093,643   $  1,059,200
Less: Investments                                                                    9,236         59,109
                                                                              ---------------------------
Pro forma revenues                                                               1,102,879      1,118,309
                                                                              ---------------------------

Total expenses, as reported                                                      1,189,905      1,806,130
Less: Severance included in compensation and benefits                              (17,686)             -
Less: Real estate abandonement costs included in occupancy                          (2,333)             -
Less: Restructuring                                                                (59,497)      (120,800)
Less: Goodwill and intangible assets impairment                                    (21,668)      (551,991)
Add: Insurance recovery of fixed assets at the World Trade Center                   10,481              -
                                                                              ---------------------------
Pro forma operating expenses                                                     1,099,202      1,133,339
                                                                              ---------------------------

                                                                              ---------------------------
Pro forma income (loss) before income taxes                                          3,677        (15,030)
                                                                              ---------------------------

Income tax (benefit) provision, as reported                                        (22,454)       (53,088)
Tax effect of pro forma adjustments                                                 26,747         46,475
                                                                              ---------------------------
Pro forma provision for income taxes                                                 4,293         (6,613)
                                                                              ---------------------------

Net income (loss), as reported                                                     (73,808)      (735,230)
Add: Loss from operations of fixed income business, net of tax effect                    -         22,746
Add: Cumulative effect of change in accounting principle, net of tax effect              -         18,642
Net effect of pro forma adjustments                                                 73,192        685,425
                                                                              ---------------------------
Pro forma net income (loss)                                                   $       (616)  $     (8,417)
                                                                              ---------------------------

Earnings (loss) per share - basic and diluted, as reported                    $      (0.22)  $      (2.71)
Loss from operations of fixed income business, net of tax effect                         -           0.08
Cumulative effect of change in accounting principle, net of tax effect                   -           0.07
Net effect of pro forma adjustments                                                   0.22           2.53
                                                                              ---------------------------
Pro forma earnings (loss) per share - basic and diluted                       $          -   $      (0.03)
                                                                              ---------------------------

Weighted average shares outstanding - basic                                        330,859        271,542
Weighted average shares outstanding - diluted                                      330,859        271,542

INSTINET GROUP INCORPORATED
RECONCILIATION OF PRO FORMA OPERATING RESULTS FOR 4Q03

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financial measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financial measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below:

(2) Our transaction fees earned from our customers trading equity securities have represented, and continue to represent, a substantial part of our revenues. GAAP requires us to add our soft dollar and commission recapture expenses and broker-dealer rebates, dollar-for-dollar, to related equity transaction fee revenues, which has a dilutive effect on our operating margins. Therefore, when evaluating our revenues from equity transactions, management reviews our net equity transaction fee revenue, based on U.S. securities and non-U.S. securities. Our net equity transaction fee revenues are calculated by subtracting the soft dollar and commission recapture expenses as well as broker-dealer rebates from the related equity transaction fees, as well as non-equity related revenues, and is calculated as follows:

                                                                                                  THREE MONTHS ENDED
                                                                                      DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                                                      -------------------------------------------
                                                                                          2003            2003           2002
                                                                                      -------------------------------------------
Total

Transaction fee revenue, as reported                                                  $    279,708   $     268,210   $    278,441
Less: non equity related transaction fee revenue                                            (4,386)         (4,094)        (3,497)
Less: soft dollar revenues and commission recapture expenses                               (58,817)        (54,894)       (50,161)
Less: broker-dealer rebates                                                                (54,507)        (53,552)       (56,601)
                                                                                      -------------------------------------------
Net equity transaction fee revenue                                                    $    161,998   $     155,670   $    168,182
                                                                                      ===========================================

U.S.

Transaction fee revenue from U.S. equities                                            $    232,619   $     225,962   $    232,738
Less: non equity related transaction fee revenue                                            (4,386)         (4,094)        (3,497)
Less: soft dollar revenues and commission recapture expenses from U.S. equities            (43,735)        (41,819)       (39,093)
Less: broker-dealer rebates                                                                (54,507)        (53,552)       (56,601)
                                                                                      -------------------------------------------
Net equity transaction fee revenue from U.S. equities                                 $    129,991   $     126,497   $    133,547
                                                                                      ===========================================

U.S. revenue per share

Average U.S. equity transaction fee revenue (per share, per side)                     $     0.0031   $      0.0033   $     0.0032
Less: non equity related transaction fee revenue                                           (0.0001)        (0.0001)       (0.0001)
Less: soft dollar revenues and commission recapture expenses from U.S. equities            (0.0006)        (0.0006)       (0.0005)
Less: broker-dealer rebates                                                                (0.0007)        (0.0008)       (0.0008)
                                                                                      -------------------------------------------
Average U.S. equity net transaction fee revenue (per share, per side)                 $     0.0017   $      0.0018   $     0.0018
                                                                                      ===========================================

Non-U.S.

Transaction fee revenue from non-U.S. equities                                        $     47,089   $      42,248   $     45,703
Less: soft dollar revenues and commission recapture expenses from non-U.S. equities        (15,082)        (13,075)       (11,068)
                                                                                      -------------------------------------------
Net equity transaction fee revenue from non-U.S. equities                             $     32,007   $      29,173   $     34,635
                                                                                      ===========================================